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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in registration Statement No. 333-112802 of Vaso Active Pharmaceuticals, Inc. on Form S-8 of our report dated February 25, 2004 (Except March 17, 2004, as to note 11), appearing in this Annual Report on Form 10-KSB of Vaso Active Pharmaceuticals, Inc. for the year ended December 31, 2003.


/s/ Stowe & Degon


Worcester, Massachusetts
March 26, 2004